Exhibit 99.1

P R O X Y C A R D LIONHEART III CORP Special Meeting of Stockholders , 2023 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Lionheart III Corp hereby appoint(s) , or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each of them, individually, to represent and to vote in the name of the undersigned, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of Lionheart III Corp that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at a.m. Eastern Time on, , 2023, at Lionheart III Corp’s corporate headquarters, located at 4218 NE 2nd Avenue, Miami, FL 33137, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given to vote said shares at the Special Meeting and hereby ratifies all that said proxies may do at the Special Meeting or any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS: FOR PROPOSALS 1 and 2. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at https:// . Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. (Continued and to be marked, dated and signed on reverse side) SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALSPlease mark vote as indicated in this example X 1. The Business Combination Proposal: To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of July 26, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “BCA”), by and among Lionheart III Corp (“Lionheart”), Security Matters Limited, a publicly traded company on the Australian Securities Exchange (“ASX”) (“SMX”), Empatan Public Limited Company, a public limited company incorporated in Ireland (“Parent”), and Aryeh Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and a scheme implementation deed (“SID”), by and among Lionheart, SMX and Parent, and the transactions contemplated thereby. Under the SID, SMX has agreed to propose a scheme of arrangement under Part 5.1 of the Corporations Act (“Scheme”) and capital reduction which, if implemented, will result in all shares in SMX being cancelled in return for the issuance of ordinary shares of Parent (“Parent Shares”), with Parent then being issued one share in SMX (“SMX Shares”) (resulting in SMX becoming a wholly owned subsidiary of Parent), subject to SMX shareholder approval, Australian court approval and the satisfaction of various conditions. In addition, SMX has agreed to propose an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”) which, if implemented, will result in the SMX options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for SMX Shares. Under the Scheme those shares will be cancelled and such participants receiving Parent Shares on the basis of the Scheme consideration, subject to SMX option holder approval, Australian court approval and the satisfaction of various conditions. Subject to the terms and conditions set forth in the BCA and the SID, SMX shareholders will receive consideration under the Scheme of 1 Parent Share per 10.3490 SMX shares having an implied value of $10.00 per Parent Share and Parent will become the holder of all of the issued shares in SMX and Lionheart, with SMX being delisted from the ASX. Under the BCA, Merger Sub will merge with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of Parent, with existing Lionheart stockholders receiving Parent Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders having their warrants automatically adjusted to become exercisable in respect of Parent Shares instead of Lionheart shares, as further described in the BCA, subject to Lionheart stockholder approval and the satisfaction of various other conditions, which we refer to as the “Business Combination Proposal”; 2. The Adjournment Proposal: To consider and vote upon a proposal to approve the adjournment of the Lionheart’s special meeting of stockholders in lieu of the 2022 annual meeting (the “Special Meeting”) to a later date or dates, if necessary, (A) to ensure that any supplement or amendment to the proxy statement/prospectus that the Board of Directors of Lionheart (the “Lionheart Board”) has determined in good faith is required by applicable law to be disclosed to Lionheart stockholders and for such supplement or amendment to be promptly disseminated to Lionheart stockholders prior to the Special Meeting, (B) if, as of the time for which the Special Meeting is originally scheduled, there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (C) to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. 5. 5. Date: , 2023 Stockholder’s Signature Stockholder’s Signature (if held jointly) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.